UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 15, 2018
Date of Report (Date of earliest event reported)

DHI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1040 Avenue of the Americas, 8th Floor
New York, New York 10018
(Address of principal executive offices) (Zip Code)
(212) 725-6550
 (Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

Effective February 15, 2018, the Compensation Committee of the Board of Directors of DHI Group, Inc. (the “Company”) approved the grant of shares of restricted stock (the “Shares”) with respect to the Company’s common stock, $0.01 par value per share, pursuant to the DHI Group, Inc. 2012 Omnibus Equity Award Plan to our named executive officers as follows:

Name	Shares of Restricted Stock Granted
Luc Gregoire	250,000
Pamela Bilash	125,000

Half of the Shares will vest over a four year period, with 25% vesting each year on the anniversary of the date of the grant. The other half of the Shares will vest over two years, with 12.5% vesting every three months from the date of grant. The vesting of the Shares will accelerate in the event the named executive officer is terminated by the Company, other than in connection with a termination for “cause,” as defined in the named executive officer’s employment agreement. Such acceleration provision does not expire.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the actual award agreements for the named executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date: February 22, 2018	By:	/s/ Brian P. Campbell
		Name:	Brian P. Campbell
		Title:	Vice President, Business and Legal Affairs and General Counsel